Exhibit 10.3
FIRST AMENDMENT
TO THE MOTOROLA PENSION PLAN
(As Amended and Restated Generally Effective January 1, 2008)
Pension Plan Freeze as of March 1, 2009
     WHEREAS, Motorola, Inc. (the “Company”) maintains the Motorola Pension Plan (the “Plan”) for the benefit of its eligible employees;
     WHEREAS, Section 12.1 of the Plan provides that the Board of Directors of Motorola, Inc. (the “Board”) may alter, amend or modify the Plan from time to time; and
     WHEREAS, the Board deems it appropriate to freeze the Plan, including the freeze of compensation and future benefit accruals effective as of March 1, 2009.
     NOW THEREFORE, the Motorola Pension Plan is hereby amended, effective as of March 1, 2009, in the following particulars:
     1. By adding immediately preceding Article 1 of the Plan, the following new Article 1A as a part thereof:
“ARTICLE 1A
FREEZE OF THE PENSION PLAN EFFECTIVE MARCH 1, 2009
     1A.1 Plan Freeze. Notwithstanding any other provision of this document to the contrary, the Motorola Pension Plan (As Amended and Restated Generally Effective January 1, 2008) (the “Plan”) is frozen effective as of March 1, 2009, and
     (a) no Participant shall accrue any benefit or additional benefit on and after March 1, 2009;
     (b) no compensation increases earned by a Participant on and after March 1, 2009 shall be used to compute any accrued benefit due and owing to any Participant on and after March 1, 2009; and
     (c) no Period of Service performed on and after March 1, 2009, shall be considered service for any purpose other than vesting under the Plan;
provided however, that such Participants shall continue to earn vesting credit after March 1, 2009 towards his or her accrued benefit under the Plan, to the extent otherwise provided in the Plan.”
     2. By adding the following new paragraph immediately at the end of Section 2.20 of the Plan as a part thereof:
“Notwithstanding any other provision of the Plan to the contrary, no compensation earned on and after March 1, 2009 shall be considered Earnings for any purposes under the Plan.”
     3. By adding the following new sentence immediately at the end of Section 2.53 of the Plan as a part thereof:

“Notwithstanding any other provision of the Plan to the contrary, no Period of Service performed on and after March 1, 2009 shall be considered service for any purpose other than vesting under the Plan.”
     4. By adding the following new sentence immediately at the end of Section 2.68 of the Plan as a part thereof:
“Notwithstanding any other provision of the Plan to the contrary, the Salary Scale shall be frozen as of March 1, 2009 and shall not be further adjusted thereafter.”
     5. By adding the following new sentence immediately at the end of Section 4.1 of the Plan as a part thereof:
“Notwithstanding any other provision of the Plan to the contrary, Periods of Service performed on and after March 1, 2009 shall continue to be considered service for vesting purposes under the Plan.”
     6. By adding the following new paragraph (g) immediately following paragraph (f) of Section 4.2 of the Plan as a part thereof:
“(g) March 1, 2009 Freezing of Benefits Under the Plan. Notwithstanding any other provision of the Plan to the contrary but subject to Section 4.1, no Period of Service performed on and after March 1, 2009 shall be considered service for any purpose other than vesting under the Plan.”
     IN WITNESS WHEREOF, the following officer has been designated the authority to execute this First Amendment and hereby affixes his signature as of this 15th day of December 2008.

MOTOROLA, INC.
/s/ Greg A. Lee
Greg A. Lee
Senior Vice President, Human Resources

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